UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 09/29/2004

KFX INC

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-23634

DE	84-1079971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Madison Street Suite 745

Denver, CO 80206

(Address of Principal Executive Offices, Including Zip Code)

303.293.2992

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 7.01. Regulation FD Disclosure

On September 29, 2004 KFx Inc. posted two press releases and a Memorandum of Understanding (MOU) document to its website. One of the press releases is a response to a recent press article relating to KFx dated September 29, 2004. The other press release was made by The Office of the Governor of the State of Alaska on September 16, 2004. Finally, the MOU, dated September 16, 2004 provides the details of a recent agreement between the State of Alaska and Ministry of Economic Affairs of the Republic of China. All documents were posted to the Company’s website at www.kfx.com

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	Press Release dated September 29, 2004

99.2	Press Release dated September 16, 2004

99.3	Memorandum of Understanding dated September 16, 2004

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

KFX INC

Date: September 29, 2004.	By:	/s/ Matthew V. Elledge
Matthew V. Elledge Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated September 29, 2004

EX-99.2	Press Release dated September 16, 2004

EX-99.3	Memorandum of Understanding dated September 16, 2004